Exhibit 10.3

Option No.:

FIELDSTONE INVESTMENT CORPORATION EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

        Fieldstone Investment Corporation (the "Company") hereby grants an option to purchase shares of its common stock (the "Stock") to the optionee named below. The terms and conditions of the option are set forth in this cover sheet, in the attachment, and in the Company's Equity Incentive Plan (the "Plan").

Grant Date: ____________________, 200__

Name of Optionee: ____________________________________ State of Residence: ____________

Optionee's Social Security Number: ________-________-________

Number of Shares Covered by Option: ___________________________

Option Price per Share: $_______.___

Vesting Schedule: Vesting Date                Number of Shares

        By signing this cover sheet, you agree to all of the terms and conditions described in the attached Agreement and in the Plan, a copy of which is also attached. You acknowledge that you have carefully reviewed the Plan, and agree that the Plan will control in the event any provision of this Agreement should appear to be inconsistent.

Optionee:
(Signature)
Company:
(Signature)
Title:

Attachment

This is not a stock certificate or a negotiable instrument.

FIELDSTONE INVESTMENT CORPORATION EQUITY INCENTIVE PLAN

NONQUALIFIED STOCK OPTION AGREEMENT

Nonqualified Stock Option	This option is not intended to be an incentive stock option under Section 422 of the Internal Revenue Code and will be interpreted accordingly.
Vesting
This option is only exercisable before it expires and then only with respect to the vested portion of the option. Subject to the preceding sentence, you may exercise this option, in whole or in part, to purchase a whole number of vested shares not less than 100 shares, unless the number of shares purchased is the total number available for purchase under the option, by following the procedures set forth in the Plan and below in this Agreement.

Your right to purchase shares of Stock under this option vests as to the number of shares of Stock indicated in the vesting schedule on the cover sheet, on each of the Vesting Dates shown on the cover sheet, provided you then continue in Service. The resulting aggregate number of vested shares will be rounded to the nearest whole number, and you cannot vest in more than the number of shares covered by this option.
No additional shares of Stock will vest after your Service has terminated for any reason.
Term
Your option will expire in any event at the close of business at Company headquarters on the day before the 10th anniversary of the Grant Date, as shown on the cover sheet. Your option will expire earlier if your Service terminates, as described below.
Regular Termination
If your Service terminates for any reason, other than death, Disability or Cause, then your option will expire at the close of business at Company headquarters on the 90th day after your termination date.
Termination for Cause	If your Service is terminated for Cause, then you shall immediately forfeit all rights to your option and the option shall immediately expire.
Death
If your Service terminates because of your death, then your option shall become 100% vested and will expire at the close of business at Company headquarters on the date twelve (12) months after the date of death. During that twelve month period, your estate or heirs may exercise the vested portion of your option.

In addition, if you die during the 90-day period described in connection with a regular termination (i.e., a termination of your Service not on account of your death, Disability or Cause), and a vested portion of your option has not yet been exercised, then your option will instead expire on the date twelve (12) months after your termination date. In such a case, during the period following your death up to the date twelve (12) months after your termination date, your estate or heirs may exercise the vested portion of your option.
Disability
If your Service terminates because of your Disability, then your option shall become 100% vested and will expire at the close of business at Company headquarters on the date twelve (12) months after your termination date.

Leaves of Absence
For purposes of this option, your Service does not terminate when you go on a bona fide employee leave of absence that was approved by the Company in writing, if the terms of the leave provide for continued Service crediting, or when continued Service crediting is required by applicable law. However, your Service will be treated as terminating 90 days after you went on employee leave, unless your right to return to active work is guaranteed by law or by a contract. Your Service terminates in any event when the approved leave ends unless you immediately return to active employee work.
The Company determines, in its sole discretion, which leaves count for this purpose, and when your Service terminates for all purposes under the Plan.
Notice of Exercise
When you wish to exercise this option, you must notify the Company by filing the proper "Notice of Exercise" form at the address given on the form. Your notice must specify how many shares you wish to purchase (in a parcel of at least 100 shares generally). Your notice must also specify how your shares of Stock should be registered (in your name only or in your and your spouse's names as joint tenants with right of survivorship). The notice will be effective when it is received by the Company.
If someone else wants to exercise this option after your death, that person must prove to the Company's satisfaction that he or she is entitled to do so.
Form of Payment	When you submit your notice of exercise, you must include payment of the option price for the shares you are purchasing. Payment may be made in one (or a combination) of the following forms:
• Cash, your personal check, a cashier's check, a money order or another cash equivalent acceptable to the Company.

• Shares of Stock which have already been owned by you for more than six months and which are surrendered to the Company. The value of the shares, determined as of the effective date of the option exercise, will be applied to the option price.

• To the extent a public market for the Stock exists as determined by the Company, by delivery (on a form prescribed by the Company) of an irrevocable direction to a licensed securities broker acceptable to the Company to sell Stock and to deliver all or part of the sale proceeds to the Company in payment of the aggregate option price and any withholding taxes.
Withholding Taxes
You will not be allowed to exercise this option unless you make acceptable arrangements to pay any withholding or other taxes that may be due as a result of the option exercise or sale of Stock acquired under this option. In the event that the Company determines that any federal, state, local or foreign tax or withholding payment is required relating to the exercise or sale of shares arising from this grant, the Company shall have the right to require such payments from you, or withhold such amounts from other payments due to you from the Company or any Affiliate.

Transfer of Option
During your lifetime, only you (or, in the event of your legal incapacity or incompetency, your guardian or legal representative) may exercise the option. You cannot transfer or assign this option. For instance, you may not sell this option or use it as security for a loan. If you attempt to do any of these things, this option will immediately become invalid. You may, however, dispose of this option in your will or it may be transferred upon your death by the laws of descent and distribution.

Regardless of any marital property settlement agreement, the Company is not obligated to honor a notice of exercise from your spouse, nor is the Company obligated to recognize your spouse's interest in your option in any other way.
Retention Rights
Neither your option nor this Agreement give you the right to be retained by the Company (or any Affiliate) in any capacity. The Company (and any Affiliates) reserve the right to terminate your Service at any time and for any reason.
Shareholder Rights
You, or your estate or heirs, have no rights as a shareholder of the Company until a certificate for your option's shares has been issued (or an appropriate book entry has been made). No adjustments are made for dividends or other rights if the applicable record date occurs before your stock certificate is issued (or an appropriate book entry has been made), except as described in the Plan.
Investment Representation
If the sale of Stock under the Plan is not registered under the Securities Act, but an exemption is available which requires an investment or other representation, you shall represent and agree at the time of exercise that the Stock being acquired upon exercise of this option is being acquired for investment, and not with a view to the sale or distribution thereof, and shall make such other representations as are deemed necessary or appropriate by the Company and its counsel.
Adjustments
In the event of a stock split, a stock dividend or a similar change in the Stock, the number of shares covered by this option and the option price per share shall be adjusted (and rounded down to the nearest whole number) if required pursuant to the Plan. Your option shall be subject to the terms of the agreement of merger, liquidation or reorganization in the event the Company is subject to such corporate activity.
Applicable Law
This Agreement will be interpreted and enforced under the laws of the State of Maryland, other than any conflicts or choice of law rule or principle that might otherwise refer construction or interpretation of this Agreement to the substantive law of another jurisdiction.
The Plan	The text of the Plan is incorporated in this Agreement by reference. Certain capitalized terms used in this Agreement are defined in the Plan, and have the meaning set forth in the Plan.

This Agreement and the Plan constitute the entire understanding between you and the Company regarding this option. Any prior agreements, commitments or negotiations concerning this option are superseded.

Other Agreements
You agree, as a condition of the grant of this option, that in connection with the exercise of the option, you will execute such document(s) as necessary to become a party to any shareholder agreement or voting trust as the Company may require.
Legends	All certificates representing the Stock issued upon exercise of this option shall, where applicable, have endorsed thereon the following legend:

"THE SHARES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED OR QUALIFIED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, PLEDGED, OR OTHERWISE TRANSFERRED WITHOUT AN EFFECTIVE REGISTRATION OR QUALIFICATION THEREOF UNDER SUCH ACT AND SUCH APPLICABLE STATE OR OTHER JURISDICTION'S SECURITIES LAWS OR AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY AND ITS COUNSEL, THAT SUCH REGISTRATION AND QUALIFICATION IS NOT REQUIRED."
Consent to Electronic Delivery
The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this option grant you agree that the Company may deliver the Plan prospectus and the Company's annual report to you in an electronic format. If at any time you would prefer to receive paper copies of these documents, as you are entitled to, the Company would be pleased to provide copies. Please contact the Secretary of the Company to request paper copies of these documents.

    By signing the cover sheet of this Agreement, you agree to all of the terms and conditions described above and in the Plan.